Registration No. 333-00547


                    Securities and Exchange Commission

                          Washington, D.C.  20549

                      Post-Effective Amendment No. 1

                                    To

                                 FORM S-3

                          REGISTRATION STATEMENT

                                  UNDER

                        THE SECURITIES ACT OF 1933

                       Florida Progress Corporation
            (Exact name of registrant as specified in charter)

                             Explanatory Note


     On January 30, 1996, Florida Progress Corporation (the "Company") filed with the Securities and Exchange Commission a registration statement on Form S-3 (Registration No. 333-00547) (the "Registration Statement") under the Securities Act of 1933 (the "Act") covering 350,000 shares of the Company's Common Stock, without par value (the "Shares"). The prospectus contained therein covered the resale of the Shares by the selling shareholders named therein (the "Selling Shareholders"). The Selling Shareholders originally acquired the Shares in December 1994. The Registration Statement was declared effective on February 7, 1996.

     Since February 7, 1996, the Selling Shareholders have sold or transferred an aggregate of 87,000 Shares under the Registration Statement, but expect to make future sales of such Shares under and pursuant to Rule 144(k). As such, the Company hereby amends the Registration Statement to deregister and withdraw from registration under the Act the 263,000 Shares remaining unsold.

                                SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on this 30th day of October, 1997.
                                  FLORIDA PROGRESS CORPORATION

                                   By: /s/ Richard Korpan
                                        ------------------------------------
                                         Richard Korpan
                                         President and
                                         Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

               Signature                Title                                    Date

(i)  /s/ Richard Korpan                 President, Chief Executive Officer      October 30, 1997
     ------------------------------     and Director
     Richard Korpan
     Principal Executive Officer

(ii) /s/Jeffrey R. Heinicka                                                     October 30, 1997
     ------------------------------
     Jeffrey R. Heinicka                Senior Vice President and
     Principal Financial Officer        Chief Financial Officer

(iii) /s/John Scardino, Jr.                                                     October 30, 1997
     ------------------------------
     John Scardino, Jr.                 Vice President and Controller
     Principal Accounting Officer

(iv) A majority of the Directors, including (i) above:

     Jack B. Critchfield           )
     W.D. "Bill" Frederick, Jr.    )
     Michael P. Graney             )
     Clarence V. McKee             )
     Vincent J. Naimoli            )    By: /s/ Kenneth E. Armstrong
     Richard A. Nunis              )         Kenneth E. Armstrong
     Charles B. Reed               )         Attorney-in-fact
     Joan D. Ruffier               )         October 30, 1997
     Jean Giles Wittner            )

     ---------------------
     Frank C. Logan
     ---------------------
     Robert T. Stuart, Jr.

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